Exhibit 99.1

Ken Harris to Step Down as President of Cesca Therapeutics

Will serve as an Advisor to the Company for up to 18 months

RANCHO CORDOVA, Calif – September 28, 2015 – Cesca Therapeutics Inc. (NASDAQ: KOOL), an autologous cell-based regenerative medicine company, today announced that Kenneth L. Harris is stepping down as President of the Company and from the Board of Directors in the U.S., as well as in the Indian subsidiaries, effective immediately. Mr. Harris will remain involved with the Company as an independent advisor for up to 18 months.

“Ken has spent the best part of the last ten years building Cesca’s clinical programs from concept to their current state,” commented Craig W. Moore, Cesca’s Chairman of the Board. “This has taken creativity, perseverance and many long hours. We appreciate his trust in the Cesca team to bring his ideas to market, and look forward to working with him in his new role," he added.

“We have made very significant progress over the last 18 months,” said Mr. Harris. “With the FDA approval to commence Cesca’s Phase III pivotal clinical trial for CLI secured, and the AMI program approaching Phase II, it is time for me to transition day-to-day leadership responsibility to other members of the Cesca team. I look forward to working with the Company in more of a consultative role, and helping to accelerate the delivery of these important new therapies to the clinic,” he added.

The Company has commenced a search for a General Manager to succeed Mr. Harris to head up the Company’s clinical programs, and expects to have the position filled within the next several months.

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development and commercialization of autologous cell-based therapeutics for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products. These include:

●	SurgWerks™; proprietary stem cell therapy point-of-care kits for the treatment of vascular and orthopedic indications that integrate the following indication specific elements:
●	Cell harvesting

●	Cell processing and selection
●	Cell diagnostics
●	Cell delivery
●	CellWerksTM; an integrated system including a protocol, disposables and equipment for intra-laboratory use in treatment of oncological and hematological disorders.
●	The AutoXpress® (AXP); a proprietary automated device, along with companion sterile blood processing disposables, for the harvesting of stem cells from cord blood.
●

The MarrowXpress™ (MXP); a device and disposable system based on the AutoXpress platform for the isolation and concentration of stem cells from bone marrow. Self-powered and microprocessor-controlled, the MXP contains flow control optical sensors that concentrates white blood cells from bone marrow to a user- defined volume in 40 minutes while retaining over 90% of mononuclear cells (MNCs).

●	The BioArchive® System; an automated cryogenic device, used by cord blood stem cell banks in more than 30 countries, for cryopreservation and archiving of cord blood stem cell units for transplant.

Forward Looking Statement

The statements contained herein may include statements of future expectations and other forward looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements, including our ability to initiate and prosecute the pivotal CLIRST III trial, our ability to obtain efficacy consistent with prior CLI studies, continued FDA approval, Medicare reimbursement approval, timing of the Company’s future submission of IDE, PMA and/or Medicare reimbursement applications, or amendments to such applications, and outcomes from such submissions. Further, clinical trial outcomes are not predictable, and results may vary from the Company’s expectations, including the start of any such clinical trials, patient follow up issues, and costs associated with such trials. Further description of other risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements. Contact: Cesca Therapeutics Inc. http://www.cescatherapeutics.com. Cesca may, at its discretion, choose to publish on-going interim notifications, requests for further information as received from the FDA, Medicare or equivalent foreign agencies, but as a general policy only makes announcements regarding material or significant information, such as filing of applications, approvals, initiation of studies, and conclusions.

Contact:
Cesca Therapeutics Inc.
http://www.cescatherapeutics.com

Investor Contact: Kirin Smith, PCG Advisory Group
646-863-6519, or ir@cescatherapeutics.com

Media Contact: Sean Leous, PCG Advisory Group

646-863-8998 or sleous@pcgadvisory.com